As Filed With the Securities and Exchange Commission on May 6, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICRO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0569235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Goodyear, Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

1996 STOCK INCENTIVE PLAN

EMPLOYEE STOCK PURCHASE PLAN

(Full titles of the plans)

Thomas C. Wilder, III

President and Chief Executive Officer

Micro Therapeutics, Inc.

2 Goodyear, Irvine, California 92618

(Name and address of agent for service)

(949) 837-3700

(Telephone number, including area code, of agent for service)

Copy to:

Bruce Feuchter, Esq.

Stradling Yocca Carlson & Rauth, a Professional Corporation

660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

(949) 725-4000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value	1,200,000 shares	$2.50(3)	$3,000,000(3)	$243

(1)	Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the 1996 Stock Incentive Plan (the “1996 Plan”) and Employee Stock Purchase Plan (the “ESPP”) described herein as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding common stock.

(2)	600,000 shares of common stock available for issuance under the 1996 Plan were registered on a Registration Statement on Form S-8 on March 14, 1997 (Registration Statement 333-23367), 1,400,000 shares available for issuance under the 1996 Plan were registered on a Registration Statement on Form S-8 on June 14, 1999 (Registration No. 333-80633), 1,250,000 shares available for issuance under the 1996 Plan were registered on a Registration Statement on Form S-8 on July 2, 2001 (Registration No. 333-64348) and 1,500,000 shares available for issuance under the 1996 Plan were registered on a Registration Statement on Form S-8 on June 26, 2002 (Registration No. 333-91162). 100,000 shares of common stock available for issuance under the ESPP were registered on a Registration Statement on Form S-8 on March 14, 1997 (Registration No. 333-23367), and 100,000 shares available for issuance under the ESPP were registered on a Registration Statement on Form S-8 on June 14, 1999 (Registration No. 333-80633).

(3)	The aggregate offering price for 1,000,000 shares of Common Stock registered hereby which may be issued under the 1996 Plan and the 200,000 shares of Common Stock registered hereby which may be issued under the ESPP, is estimated solely for the purpose of calculating the registration fee, in a accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the high and low price reported by The Nasdaq National Market for the Common Stock on May 5, 2003, which was $2.50.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement relates to the Micro Therapeutics, Inc. (“MTI,” or the “Registrant”) 1996 Stock Incentive Plan (the “1996 Plan”) and Employee Stock Purchase Plan (the “ESPP”).

Initially, an aggregate of 600,000 shares of common stock were available for grant or award under the 1996 Plan, and such 600,000 shares were registered on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 14, 1997 (Registration No. 333-23367). In April 1998, MTI’s Board of Directors approved an increase of 500,000 shares of common stock issuable under the 1996 Plan and on May 29, 1998, MTI’s stockholders approved such increase. In April 1999, MTI’s Board of Directors approved an increase of 900,000 shares of common stock issuable under the 1996 Plan and on May 27, 1999, MTI’s stockholders approved such increase. Such 1,400,000 shares with respect to the increases approved by the stockholders on May 29, 1998 and May 27, 1999 were registered on Form S-8 filed with the Commission on June 14, 1999 (Registration No. 333-80633). In July 2000, MTI’s Board of Directors approved an increase of 500,000 shares of common stock issuable under the 1996 Plan and on September 25, 2000, MTI’s stockholders approved such increase. In January 2001, MTI’s Board of Directors approved an increase of 750,000 shares of common stock issuable under the 1996 Plan and on May 31, 2001, MTI’s stockholders approved such increase. Such 1,250,000 shares with respect to the increases approved by the stockholders on September 25, 2000 and May 31, 2001 were registered on Form S-8 filed with the Commission on July 2, 2001 (Registration No. 333-64348). In April 2002, MTI’s Board of Directors approved an increase of 1,500,000 shares of common stock issuable under the 1996 Plan and on May 30, 2002, MTI’s stockholders approved such increase. Such 1,500,000 shares were registered on Form S-8 filed with the Commission on June 26, 2002 (Registration No. 333-91162). In September, 2002, MTI’s Board of Directors approved an increase of 1,000,000 shares of common stock issuable under the 1996 Plan and on February 24, 2003, MTI’s stockholders approved such increase. This registration statement covers such increase of 1,000,000 shares of common stock issuable under the 1996 Plan, bringing the total number of shares authorized thereunder to 5,750,000.

Initially, an aggregate of 100,000 shares of common stock were available for issuance under the ESPP, and such 100,000 shares were registered on Form S-8 filed with the Commission on March 14, 1997 (Registration No. 333-23367). In April 1998, MTI’s Board of Directors approved an increase of 50,000 shares of common stock issuable under the ESPP and on May 27, 1999, MTI’s stockholders approved such increase. Such 50,000 shares were registered on Form S-8 filed with the Commission on June 14, 1999 (Registration No. 333-80633). In April 1999, MTI’s Board of Directors approved an increase of 50,000 shares of common stock issuable under the ESPP and on May 27, 1999, MTI’s stockholders approved such increase. Such 50,000 shares were registered on Form S-8 filed with the Commission on June 14, 1999 (Registration No. 333-80633). In September, 2002, MTI’s Board of Directors approved an increase of 200,000 shares of common stock issuable under the ESPP with an effective date of adoption in June 2002, and on February 24, 2003, MTI’s stockholders approved such increase. This registration statement covers such increase of 200,000 shares of common stock issuable under the ESPP, bringing the total number of shares authorized thereunder to 400,000.

Item 3.    Incorporation of Documents by Reference.

The documents listed below have been filed by MTI with the Commission and are incorporated herein by reference:

(a)        The contents of MTI’s Registration Statements on Form S-8 (Registration Nos. 333-23367, 333-80633, 333-64348 and 333-91162).

(b)        MTI’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 filed with the Commission on April 4, 2003, as amended on Form 10-KSB/A filed with the Commission on April 10, 2003.

(c)        All other reports filed by MTI pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report referred to in (b) above.

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(d)        The description of MTI’s Common Stock that is contained in MTI’s registration statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

(e)        All documents subsequently filed by MTI pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

(a)        As permitted by Delaware law, MTI’s amended and restated certificate of incorporation eliminates the liability of directors to MTI or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by Delaware law. MTI also carries directors and officers liability insurance.

(b)        MTI’s amended and restated certificate of incorporation provides that we will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was its director or officer against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the maximum extent authorized by Delaware law. MTI’s bylaws provide for a similar indemnity to its directors and officers to the fullest extent authorized by Delaware law

(c)        MTI’s amended and restated certificate of incorporation also gives MTI the ability to enter into indemnification agreements with each of its directors and officers. MTI has entered into indemnification agreements with each of its directors and officers which provide for the indemnification of directors and officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling MTI pursuant to the foregoing provisions, MTI has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

The following exhibits are filed as part of this Registration Statement:

Number	Description

4.1	1996 Stock Incentive Plan, as amended. (Incorporated by reference to Exhibit 10.7.1 of Micro Therapeutics’ Form 10-KSB, as filed with the Securities and Exchange Commission on April 4, 2003)

4.2	Employee Stock Purchase Plan, as amended. (Incorporated by reference to Exhibit 10.8.1 of Micro Therapeutics’ Form 10-KSB, as filed with the Securities and Exchange Commission on April 4, 2003)

3

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent accountants.

24.1	Power of Attorney (included on signature page to the Registration Statement at page S-1).

Item 9.    Undertakings.

(a)        The undersigned Registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 5th day of May, 2003.

MICRO THERAPEUTICS, INC.

By:	/s/ Thomas C. Wilder, III
Thomas C. Wilder, III President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Micro Therapeutics, Inc., do hereby constitute and appoint Thomas C. Wilder, III and Harold Hurwitz, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas C. Wilder, III Thomas C. Wilder, III	President and Chief Executive Officer (Principal Executive Officer)	May 5, 2003

/s/ Harold Hurwitz Harold Hurwitz	Chief Financial Officer (Principal Financial and Accounting Officer)	May 5, 2003

/s/ James Corbett James Corbett	Chairman of the Board of Directors	May 1, 2003

George Wallace	Director

/s/ Kim Blickenstaff Kim Blickenstaff	Director	May 1, 2003

/s/ Dale A. Spencer Dale A. Spencer	Director	May 1, 2003

/s/ Elizabeth Weatherman Elizabeth Weatherman	Director	May 1, 2003

Richard Emmitt	Director

/s/ Paul Buckman Paul Buckman	Director	May 1, 2003

/s/ Richard Randall Richard Randall	Director	May 1, 2003

S-1

EXHIBIT INDEX

Exhibit Number	Description	Sequential Page Number

4.1	1996 Stock Incentive Plan, as amended. (Incorporated by reference to Exhibit 10.7.1 of Micro Therapeutics’ Form 10-KSB, as filed with the Securities and Exchange Commission on April 4, 2003)	—

4.2	Employee Stock Purchase Plan, as amended. (Incorporated by reference to Exhibit 10.8.1 of Micro Therapeutics’ Form 10-KSB, as filed with the Securities and Exchange Commission on April 4, 2003)	—

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.	7

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).	8

23.2	Consent of PricewaterhouseCoopers LLP, independent accountants.	9

24.1	Power of Attorney (included on signature page to the Registration Statement at page S-1).	S-1